UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 20, 2007

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA (Address of principal executive offices)	94608 (Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 20, 2007, LECG, LLC (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007 (the “Credit Agreement”) with several banks and other financial institutions, including LaSalle Bank National Association as Administrative Agent, and Bank of America, N.A., as Syndication Agent.   The Credit Agreement appears at Exhibit 10.64 to the Registrant’s Form 8-K Current Report filed on December 20, 2006.  Among other things, the Second Amendment (i) provides that after the application of the proceeds of each loan or drawing under each letter of credit made pursuant to the Credit Agreement, not more than 25% of the value of the assets  of the Company, or of the Company and its subsidiaries on a consolidated basis, that are subject to certain restrictions under the Credit Agreement, will be “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System; (ii) increases, from $40 million to $65 million, the amount of the Registrant’s capital securities that the Registrant, the Company, or any of the Company’s subsidiaries may purchase in the aggregate during the term of the Credit Agreement; and (iii) increases, from 50% of the  EBITDA (as defined in the Credit Agreement)  to 75% of EBITDA, the aggregate amount of all signing and bonus payments made to the Company’s experts or professionals during any 12 month period ending from October 1, 2007 through September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2007	LECG Corporation
(Registrant)

	By:	/s/ Steven R. Fife
Steven R. Fife
Chief Financial Officer